FDIC
FEDERAL DEPOSIT INSURANCE CORPORATION	(415) 546-0160
Legal Division, 25 Jessie Street at Ecker Square, Suite 1400, San Francisco, CA 94105	FAX: (415) 808-7942

December 4, 2007

UNITED STATES POSTAL SERVICE
CERTIFIED - RETURN RECEIPT REQUESTED

The Board of Directors
Central Pacific Bank
220 South King Street
Honolulu, HI 96813

Subject:	Central Pacific Bank
Honolulu, Hawaii
Docket No. FDIC-06-205b
(Joint Order Terminating An Order to Cease and Desist)

Members of the Board:

Please be advised that the ORDER TO CEASE AND DESIST issued in the above-captioned matter by the Federal Deposit Insurance Corporation ("FDIC") and the Hawaii Division of Financial Institutions ("HDFI") on November 29, 2006, has been terminated by the FDIC and the HDFI.

For your records, please find enclosed a copy of the executed ORDER TERMINATING AN ORDER TO CEASE AND DESIST issued on behalf of the FDIC pursuant to delegated authority by Acting Regional Director Stan Ivie, Division of Supervision and Consumer Protection, San Francisco Regional Office; and Commissioner D. B. Griffin III of the HDFI issued on November 28, 2007.

Sincerely,
/s/ Elaine A. Laye
Elaine A. Laye
Senior Regional Attorney

EAL:mb

Enclosure

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
)
In the Matter of	)
	)	ORDER TERMINATING AN
CENTRAL PACIFIC BANK	)	ORDER TO CEASE AND DESIST
HONOLULU, HAWAII	)
	)	Docket No. FDIC-06-205b
(INSURED STATE NONMEMBER BANK))
)
)

IT IS HEREBY ORDERED that the Order to Cease and Desist issued against Central Pacific Bank, Honolulu, Hawaii, pursuant to Section 8(b) of the Federal Deposit Insurance Act, 12 U.S.C. § 1818(b), and the Hawaii Revised Statutes, § 412:2-303, on November 29, 2006, be, and hereby is, terminated.

Dated at San Francisco, California, this 28th day of November 2007.

Federal Deposit Insurance Corporation
Pursuant to delegated authority.

/s/ Stan Ivie
By:	Stan Ivie
Acting Regional Director
Division of Supervision and Consumer Protection
San Francisco Region

Division of Financial Institutions, State of Hawaii

/s/ D. B. Griffin III
By:	D. B. Griffin III
Commissioner of Financial Institutions
Division of Financial Institutions
Department of Commerce and Consumer Affairs
State of Hawaii